Exhibit 10.1**

AMENDMENT NO. 5

TO

LICENSE AGREEMENT

THIS AMENDMENT NO. 5 TO THE LICENSE AGREEMENT (this “Amendment No. 5”) is effective as of January 1, 2014 and is entered into by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”) on the one hand, and Movado Group, Inc. (“Licensee”) on the other hand, concerning that certain License Agreement effective as of November 18, 2005 (the “License Agreement”) and amended as of September 28, 2009 (“Amendment No. 1”), December 6, 2010 (“Amendment No. 2”), June 1, 2011 (“Amendment No. 3”) and September 28, 2012 (“Amendment No. 4”). The License Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 shall be referred to herein, individually and collectively, as the “Agreement”.

1.

Defined Terms: Except as otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement. For the avoidance of doubt, references to the “Agreement” in both the Agreement and this Amendment No. 5 shall mean the Agreement as modified by this Amendment No. 5.

2.

Licensor: As of November 6, 2013 (the “Closing Date”), all references to L.C. Licensing, Inc. in the Agreement shall be replaced with ABG Juicy Couture, LLC, a Delaware limited liability company (or “Licensor”). For the avoidance of doubt, Notwithstanding anything contained in Section 20 of the Agreement to the contrary, the address for Licensor in the Agreement, and the ‘copy to’ address, shall be deleted in their entirety and replaced with the following:

“ABG Juicy Couture, LLC

c/o Authentic Brands Group, LLC

100 West 33rd Street, Suite 1007

New York, NY 10001”

3.

Licensed Marks (Schedule 1.2): As of November 21, 2014, Schedule 1.2 of the Agreement shall be deleted in its entirety and replaced with the schedule attached hereto as Schedule 1.2, which is incorporated herein by this reference.

4.

Contract Year; Contract Quarter: As of the Closing Date, Section 1.9 of the Agreement shall be deleted in its entirety and replaced with the following: “The term “Contract Year” means the First Contract Year, the period of twelve (12) months commencing on the day following the end of the First Contract Year, and the twelve (12) month period commencing on each January 1 thereafter for the Initial Term and any Renewal Term. The term “Calendar Quarter” means each of the following three (3) month periods during a given calendar year beginning with January 1 and ending December 31: from January 1 through March 31; from April 1 through June 30; from July 1 through September 30; and from October 1 through December 31.” As such, all references to ‘Fiscal Year’ in the Agreement (if any) shall be replaced with references to ‘Contract Year’, (b) all references ‘Fiscal Quarter’ in the Agreement (if any) shall be replaced with references to ‘Calendar Quarter.”

5.

LCI Standards: Both parties acknowledge that Licensor’s parent company is Authentic Brands Group, LLC (“ABG”) and as such, as of the Closing Date: (a) all references to ‘LCI’ or ‘Liz Claiborne, Inc.’ in the Agreement shall be replaced with references to ‘ABG’, (b) all references to ‘LCI Standards’ in the Agreement shall be changed to ‘ABG Standards’, and (c) all references to Juicy Couture, Inc. in the Agreement shall be replaced with references to Licensor.

6.

Licensee / Factory Profile (Schedule 2.3(b)): From and after the date hereof, Schedule 2.3(b) of the Agreement shall be deleted in its entirety and replaced with the schedule attached hereto as Schedule 2.3(b), which is incorporated herein by this reference.

7.

Term (Schedule 3.1): From and after the date hereof, Schedule 3.1 of the Agreement shall be deleted in its entirety and replaced with the schedule attached hereto as Schedule 3.1, which is incorporated herein by this reference.

**CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 2, 3 AND 9 – 13  AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (“1934 ACT”).

8.

Events of Default: As  of  the Effective Date, Section 3.3(b) of the Agreement shall be deleted in its entirety and replaced with the following: “If Licensee or Licensor institutes proceedings to be adjudicated  a voluntary bankrupt or insolvent, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer seeking reorganization or arrangement under any bankruptcy act or any other similar applicable law of any country, or consents to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for itself, or any of its property, or makes an assignment for the benefit of creditors, or is unable to pay its debts generally as they become due, or shall cease doing business as a going concern, or corporate action is taken by it in furtherance of any of the foregoing purposes; provided, however, that any financing by done Licensor in the ordinary course of business shall not be deemed an assignment for the benefit of creditors for purposes of this Agreement; or”

9.

Minimum Net Sales (Schedule 3.3(g)): From and after the date hereof, Schedule 3.3(g) of the Agreement shall be deleted in its entirely and replaced with the schedule attached hereto as Schedule 3.3(g), which is incorporated herein by this reference.

10.

Sales of Licensed Merchandise to Licensor & Licensor’s Affiliates: From and after the date hereof, the following shall be added to the end of Section 4.4(a): “All such sales of Licensed Merchandise by Licensee pursuant to this Section shall be at a discount of      *     off of Licensee’s local, territory-specific wholesale price for such Licensed Merchandise.”

11.

Sales Representatives: As of the Closing Date, Section 4.6 of the Agreement shall be deleted in its entirety and replaced with the following: “Licensee is permitted to enter into arm’s length agreements with Licensor’s distributors and/or either of their sales representatives to solicit orders of Licensed Merchandise on behalf of Licensee.”

12.	Standards and Quality; Merchandise Approvals: As of the Closing Date, all references to “Los Angeles” in the Agreement shall be replaced with “New York City”.
13.

Approvals; RoyaltyZone: Licensor shall have the right to approve any and all uses of the Licensed Marks pursuant to the Agreement, including, without limitation, Licensed Merchandise, Packaging and all advertising and promotion of the Licensed Merchandise done by Licensee and any of its affiliates. From and after the date hereof, Licensor hereby reserves the right to modify the process for approvals (set forth in Section 6 of the Agreement) and submission of royalty and sales reports (set forth in Section 11 of the Agreement) on reasonable advance written notice to Licensee. In no event shall Licensor modify the timing or frequency of the same without Licensee’s prior written approval. Licensor has adapted its systems and processes to accommodate the services provided by RoyaltyZone, detailed explanation of which can be found at: www.royaltyzone.com (“RoyaltyZone”). Licensee shall comply with the reporting and submissions process via RoyaltyZone. Licensor’s silence or failure to respond to a request for approval shall be deemed Licensor’s disapproval of that approval request.

14.

Samples: From and after the date hereof, Section 6.8 of the Agreement shall be deleted in its entirety and replaced with the following: “Licensee will furnish Licensor, free of charge, with the following for each of the five (5) lines developed each year hereunder: (i) two (2) complete sets of production samples (which may be without moving parts) for Licensor New York showroom; (ii) ten (10) timepieces of their choice for any persons to whom Licensor desires to give them; and (iii) a reasonable number of timepieces for celebrity placement.”

15.

National Advertising, Marketing and Cooperative Advertising (Schedule 7.2): From and after the date hereof, Schedule 7.2 of the Agreement shall be deleted in its entirety and replaced with the schedule attached hereto as Schedule 7.2, which is incorporated herein by this reference.

16.	Image Fund Payment (Schedule 7.3): From and after the date hereof:
(a)	Schedule 7.3 of the Agreement shall be deleted in its entirety and replaced with the schedule attached hereto as Schedule 7.3, which is incorporated herein by this reference.
(b)

The first (1st) sentence of Section 7.3(d) of the Agreement shall be deleted in its entirety and replaced with the following: “Licensee shall compute the Image Fund Payment on a quarterly basis at the beginning of each calendar quarter, and Licensee shall pay to Licensor the quarterly portion of the Image Fund Payment on the first (1st) day of each calendar quarter (e.g., January 1, April 1, July 1 and October 1).”

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PUSUANT TO RULE 24b-2 OF THE 1934 ACT.

(c)

Upon execution of this Amendment, Licensee shall submit to Licensor, for Licensor’s review and approval, a detailed account of Licensee’s Co-Op Spend (as defined in Schedule 7.2) during Contract Year 10 (2014), including actual invoices and other support documentation (“2014 Report”). Upon Licensor’s approval of the 2014 Report, and so long as Licensee’s Co-Op Spend in Contract Year 10 (2014) actually exceeded     *     (“2014 Threshold”), then Licensor shall reimburse Licensee for up to     *     of additional Co-Op Spend actually spent by Licensee in excess of the 2014 Threshold, upon Licensee’s submission to Licensor of actual invoices and other support documentation for the same.

(d)

Beginning with Contract Year 11 (2015) through and including the remainder of the Term, Licensee shall, no later than thirty (30) days prior to the beginning of each Calendar Quarter, submit to Licensor, for Licensor’s review and approval, a comprehensive written marketing plan, inclusive of budget, detailing Licensee’s planned Co-Op Spend for such upcoming Calendar Quarter (each, a “Co-Op Report”). So long as Licensor has approved each Co-Op Report, and so long as Licensee’s Co-Op Spend for the applicable Contract Year actually exceeds    *   (“CY Threshold”), as evidenced by actual invoices and other support documentation, then Licensor shall reimburse Licensee for up to    *   of additional Co-Op Spend actually spent by Licensee during the same Calendar Quarter in excess of the CY Threshold (“CY Limit”) (if any), within thirty (30) days of Licensee’s submission to Licensor of an invoice for such amount.

(e)

For purposes of the Agreement, “Excess Marketing Spend” shall be defined as any amounts spent by Licensee in each Contract Year on: (i) co-op advertising for the Licensed Merchandise that is in excess of the CY Limit, and (ii) general marketing and/or advertising expenses related to the Licensed Merchandise (e.g., personnel, etc.) (but specifically excluding the National Advertising, Marketing and Cooperative Advertising spend and any amounts spent by Licensee pursuant to Section 16(d) above). Licensee shall be permitted to request reimbursement from Licensor for each of Licensee’s Excess Marketing Spend by delivering a summary of each payment out of the Excess Marketing Spend to Licensor, inclusive of all details and support materials reasonably requested by Licensor (“EMS Summary(ies)”), which EMS Summaries shall be delivered to, and signed by, Licensor. Licensee shall review and approve invoices that are received by Licensee for all amounts included in previously submitted EMS Summaries (“Invoice(s)”), and shall, from time to time, submit the Invoices, along with the signed copy of the EMS Summaries (“Reimbursement Request”), to Licensor. Within thirty (30) days of Licensor’s receipt of any Reimbursement Request, Licensor shall make payment to Licensee out of the IFP Account (if any) in accordance therewith. In no event shall Licensor be required to pay Licensee any amount in excess of the then-current IFP Account. For the avoidance of doubt, Licensee shall not be permitted to credit Excess Marketing Spend towards achieving the CY Threshold.

17.

Buy Meetings: From and after the date hereof, Section 7.7 of the Agreement shall be deleted in its entirety and replaced with the following: “Licensee shall participate, at Licensee’s sole cost and expense, in no more than four (4) Juicy Couture global sales / buy meetings per Contract Year (“Buy Meeting(s)”), in each case scheduled by Licensor.”

18.

Guaranteed Minimum Royalty (Schedule 8.2): From and after the date hereof, Schedule 8.2 of the Agreement shall be deleted in its entirety and replaced with the schedule attached hereto as Schedule 8.2, which is incorporated herein by this reference.

19.

Interest on Late Payments: As of the Effective Date, the first (1st) sentence of Section 11.2 of the Licensed Agreement shall be deleted in its entirety and replaced with the following: “If any payment due to Licensor hereunder is delayed for any reason, interest, compounded monthly, will accrue on the unpaid amount of such payment at the prime rate (as defined), plus five percent (5%) (the “Default Rate”) from and after the date upon which said payment is due until the date payment is actually received.”

20.	Audit: As of the Effective Date, all references to “Sales Royalties” in Section 11.3 of the Agreement shall be deleted in their entirety and replaced with “any amount”.

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PUSUANT TO RULE 24b-2 OF THE 1934 ACT.

21.	Payments to Licensor: Notwithstanding anything contained in Section 11.4 of the Agreement to the contrary, all payments to Licensor shall be made by wire transfer to the following account:

Payee:  ABG Intermediate Holdings 2, LLC

Bank of America

One Bryant Park

New York, NY 10036

Account Number: 4427792434

ABA Routing Number (for domestic wires): 026009593 (wire) or 021000322 (ach).

Swift Code (for international wires): BOFAUS3N

In each case reference: Movado / Calendar Quarter

22.	Effect of Expiration or Termination: As of the Closing Date:
(a)

The first (1st) sentence of Section 12.3 of the Agreement shall be deleted in its entirety and replaced with the following: “So long as this Agreement: (i) has expired pursuant to its terms (e.g., it was not terminated by Licensor for any reason pursuant to the terms of this Agreement, other than pursuant to Section 3.3(g) of the Agreement), (ii) was terminated by Licensee pursuant to the express terms of Section 3.3 of this Agreement (provided that notice of termination sent pursuant to Section 3.3 is not after and/or in response to a breach notice sent by Licensor to Licensee), or (iii) was terminated by Licensor pursuant to Section 3.3(g) of the Agreement for Licensee’s failure to meet Minimum Net Sales as specified therein), then: Licensee may complete (but only in accordance with the terms and conditions of this Agreement) production of Approved Licensed Merchandise which is in process, or for which written orders have been received from customers, all as of the date of expiration of this Agreement. In the event this Agreement is: (A) terminated by Licensor for any reason other than pursuant to Section 3.3(g) (for Licensee’s failure to meet Minimum Net Sales as specified therein), or (B) terminated by Licensee after and/or in response to a breach notice sent by Licensor to Licensee, then: Licensee shall immediately cease production of Approved Licensed Merchandise which is in process, or for which written orders have been received from customers, all as of the date of termination of this Agreement.”

(b)

The first (1st) sentence of Section 12.4 of the Agreement shall be deleted in its entirety and replaced with the following: “So long as this Agreement: (i) has expired pursuant to its terms (e.g., it was not terminated by Licensor for any reason pursuant to the terms of this Agreement, other than pursuant to Section 3.3(g) of the Agreement), (ii) was terminated by Licensee pursuant to the express terms of Section 3.3 of this Agreement (provided that notice of termination sent pursuant to Section 3.3 is not after and/or in response to a breach notice sent by Licensor to Licensee), or (iii) was terminated by Licensor pursuant to Section 3.3(g) of the Agreement for Licensee’s failure to meet Minimum Net Sales as specified therein), then: to the extent that the Inventory Purchase Option is not exercised in full with respect to all Licensed Merchandise subject thereto, and if Licensee is not in default under this Agreement (other than pursuant to Section 3.3(g) of the Agreement), Licensee may use the Licensed Mark(s) (“Royalty Option”) on a non-exclusive basis in connection with the sale of Approved Licensed Merchandise as to which an Inventory Purchase Option was not exercised for the six (6) month period immediately following the expiration of the applicable Purchase Option Period, provided Licensee fully complies with the provisions of this Agreement in connection with such disposal. In the event this Agreement is: (A) terminated by Licensor for any reason other than pursuant to Section 3.3(g) (for Licensee’s failure to meet Minimum Net Sales as specified therein), or (B) terminated by Licensee after and/or in response to a breach notice sent by Licensor to Licensee, then: Licensee shall have no Royalty Option.”

23.

Non-Compete: From and after the date hereof, the list of ‘Competing Brands’ set forth in the last sentence of Section 13.1(a) shall be deleted in its entirety and replaced with the following: “Chloe, Diesel, Mix Sixty, Seven for All Mankind, Earl Jeans, Theory, Camp Beverly Hills, Kate Spade, Diane von Furstenberg, Marni, Citizens of Humanity, Limited Brands (including, without limitation, Pink, Victoria’s Secret and Express) and Wildfox.”

24.

Works Made for Hire: As of the Effective Date, the second (2nd) sentence of Section 14.4 of the Agreement shall be deleted in its entirety and replaced with the following: “Licensee acknowledges and agrees that any and all intellectual property rights arising from or relating to the Licensed Marks and Licensed Merchandise that are created or developed by or on behalf of Licensee under this Agreement and that qualify as works of authorship, belong to Licensor and are “works made for hire” as defined in Section 101 et seq. of the United States Copyright Act, Title 17, United States Code (“Copyright Act”).  To the extent any rights in and to a Licensed Mark or any Licensed Merchandise are not “works made for hire” as defined in the Copyright Act, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor.”

25.	Equitable Relief: From and after the date hereof, Section 16 of the Agreement shall be deleted in its entirety and replaced with the following:

“The Licensee acknowledges that any breach by Licensee shall cause Licensor irreparable harm for which there is no adequate remedy at law, and in the event of such breach, Licensor shall be entitled to, in addition to other available remedies, injunctive or other equitable relief, including, without limitation, interim or emergency relief, including, without limitation, a temporary restraining order or injunction, before any court with applicable jurisdiction, to protect or enforce its rights. All rights and remedies conferred upon or reserved to the parties in this Agreement shall be cumulative and concurrent and shall be in addition to all other rights and remedies available to such parties at law or in equity or otherwise, including, without limitation, requests for temporary and/or permanent injunctive relief.  Such rights and remedies are not intended to be exclusive of any other rights or remedies and the exercise by either party of any right or remedy herein provided shall be without prejudice to the exercise of any other right or remedy by such party provided herein or available at law or in equity.”

26.

Governing Law: From and after the date hereof, the following shall be added to the end of Section 21.1(c) of the Agreement: “With respect to Licensor’s right to injunctive relief, Licensor may seek an injunction before any court of competent jurisdiction, not limited to a court located in New York, New York and Licensee agrees not to contest the jurisdiction of any such court nor assert, by way of motion, defense or otherwise, that the Agreement or the subject matter hereof may not be enforced in or by such court.”

27.	Except as modified by this Amendment No. 5, all terms and conditions of the Agreement shall remain in full force and effect.
28.

This Amendment No. 5 may be signed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile, photographic and/or PDF copies of counterpart signature pages shall be deemed original counterpart pages for all purposes hereunder.

29.

This Amendment No. 5 shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to conflicts of law principles.

30.

In the event one or more of the provisions of this Amendment No. 5 should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment No. 5, and this Amendment No. 5 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 as of the date first set forth above.

AGREED AND ACCEPTED:		AGREED AND ACCEPTED:
Movado Group, Inc.		ABG Juicy Couture, LLC

By:	/s/ Timothy F. Michno	By:	/s/ Terri DiPaolo

Print:	Timothy F. Michno	Print:	Terri DiPaolo

Title:	General Counsel	Title:	COO & General COunsel

Date:	April 29, 2015	Date:	May 1, 2015

This Schedule 1.2 is attached to and made part of Amendment No. 5 by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”), and Movado Group, Inc. (“Licensee”), dated January 1, 2014.

Schedule 1.2

Licensed Marks

Trademark	Country	Registration Number	Status
JUICY COUTURE	Antigua & Barbuda	6485	Registered
JUICY COUTURE	Argentina	2092853	Registered
JUICY COUTURE	Aruba	23088	Registered
JUICY COUTURE	Australia	1033026	Registered
JUICY COUTURE	Azerbaijan	N201201407	Registered
JUICY	Canada	TMA719582	Registered
JUICY COUTURE	Caribbean Netherlands (BES – Bonaire, Eustatius, Saba)	1375	Registered
	China	7340932	Registered
JUICY	China	6005670	Registered
JUICY COUTURE	China	4054363	Registered
JUICY COUTURE	China	8477618	Registered
JUICY COUTURE	Bosnia & Herzegovina	BAZ047683	Registered
JUICY COUTURE	Brazil	830149155	Registered
JUICY COUTURE	Bulgaria	54236	Registered
	CTM	009302373	Registered
	CTM	9824608	Registered
	China	9303844	Registered
珠希酷图	China	6875262	Registered
JUICY COUTURE	Columbia	444868	Registered
JUICY COUTURE	Croatia	Z20041781	Registered
JUICY	CTM	009115775	Registered
JUICY COUTURE	CTM	005812458	Registered
JUICY COUTURE	Cuba	20040443	Registered
JUICY COUTURE	Curacao	10924	Registered
JUICY COUTURE	Cyprus	73380	Registered
JUICY COUTURE	Ecuador	1842-05	Registered
JUICY COUTURE	Egypt	200844	Registered
JUICY COUTURE	El Salvador	128 BOOK 42	Registered
JUICY COUTURE	Georgia	23160	Registered
JUICY COUTURE	Guatemala	136840	Registered
JUICY COUTURE	Haiti	199REG131	Registered
JUICY COUTURE	Honduras	94322	Registered
	Hong Kong	301313973	Registered
	Hong Kong	301871596	Registered
JUICY COUTURE	Hong Kong	300195480	Registered

珠希酷圖 珠希酷图	Hong Kong	301484424	Registered
JUICY COUTURE	Iceland	5312004	Registered
JUICY COUTURE	India	1285521	Registered
JUICY COUTURE	Indonesia	IDM000119169	Registered
JUICY COUTURE	Indonesia	IDM000163572	Registered
	Indonesia	IDM000306979	Registered
JUICY COUTURE	Israel	217348	Registered
	Japan	5517321	Registered
JC (Design)	Japan	5343927	Registered
JUICY	Japan	5348222	Registered
JUICY COUTURE	Japan	4878014	Registered
JUICY COUTURE	Japan	5462443	Registered
JUICY COUTURE	Kazakhstan	40183	Registered
JUICY	Kuwait	88953	Registered
JUICY COUTURE	Kuwait	92236	Registered
JC (Design)	Macau	N/042019	Registered
JUICY COUTURE	Macau	N/020771	Registered
JC (Design)	Malaysia	2009005212	Registered
JUICY COUTURE	Malaysia	200513866	Registered
JUICY	Mexico	987591	Registered
JUICY COUTURE	Mexico	890699	Registered
	Mexico	1329976	Registered
JUICY COUTURE	Monaco	0424305	Registered
JUICY COUTURE	New Zealand	721667	Registered
JUICY COUTURE	Nicaragua	81384	Registered
JUICY COUTURE	Norway	230375	Registered
JUICY COUTURE	Oman	43004	Registered
JUICY COUTURE	Panama	20370801	Registered
JUICY COUTURE	Paraguay	273163	Registered
JUICY COUTURE	Peru	101349	Registered
JUICY COUTURE	Qatar	42891	Registered
JC (Design)	Republic of Korea (South)	450031967	Registered
JUICY COUTURE	Republic of Korea (South)	4006581820000	Registered
JUICY COUTURE	Russian Federation	313668	Registered
JUICY	Saudi Arabia	101721	Registered
JUICY COUTURE	Saudi Arabia	108013	Registered
	Singapore	T0903426C	Registered
JUICY COUTURE	Singapore	T0421350Z	Registered
	Singapore	T1104053D	Registered
JUICY COUTURE	South Africa	2004/06999	Registered
JUICY COUTURE	Switzerland	523483	Registered
JC (Design)	Taiwan	1393524	Registered
JUICY COUTURE	Taiwan	1213148	Registered
JUICY COUTURE	Taiwan	1174771	Registered
JUICY COUTURE	Ukraine	145169	Registered
JUICY	United Arab Emirates	94209	Registered
JUICY COUTURE	United Arab Emirates	57471	Registered
JUICY	United Kingdom	UK00002319404	Registered

	United States of America	3395794	Registered
	United States of America	4158800	Registered
JUICY	United States of America	3381433	Registered
JUICY	United States of America	3763190	Registered
JUICY COUTURE	United States of America	3194741	Registered
JUICY COUTURE	United States of America	2978046	Registered
JUICY COUTURE	Turkey	200410546	Registered
JUICY COUTURE	Uruguay	358532	Registered
JUICY COUTURE	Venezuela	P266266	Registered
JUICY COUTURE	Vietnam	75487	Registered

This Schedule 2.3(b) is attached to and made part of Amendment No. 5 by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”), and Movado Group, Inc. (“Licensee”), dated January 1, 2014.

Schedule 2.3(b)

This Schedule 3.1 is attached to and made part of Amendment No. 5 by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”), and Movado Group, Inc. (“Licensee”), dated January 1, 2014.

Schedule 3.1

Initial Term; Renewal Term

(a)	Initial Term: Effective Date – December 31, 2011.

Contract Year 1: Effective Date – December 31, 2005.

Contract Year 2: January 1, 2006 – December 31, 2006.

Contract Year 3: January 1, 2007 – December 31, 2007.

Contract Year 4: January 1, 2008 – December 31, 2008.

Contract Year 5: January 1, 2009 – December 31, 2009.

Contract Year 6: January 1, 2010 – December 31, 2010.

Contract Year 7: January 1, 2011 – December 31, 2011.

(b)	Renewal Threshold: * .
(c)	Renewal Term: January 1, 2012 – December 31, 2017.

Contract Year 8: January 1, 2012 – December 31, 2012.

Contract Year 9: January 1, 2013 – December 31, 2013.

Contract Year 10: January 1, 2014 – December 31, 2014.

Contract Year 11: January 1, 2015 – December 31, 2015.

Contract Year 12: January 1, 2016 – December 31, 2016.

Contract Year 13: January 1, 2017 – December 31, 2017.

(d)	Renewal Notice: Notice must be provided by March 31, 2011.

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PUSUANT TO RULE 24b-2 OF THE 1934 ACT.

This Schedule 3.3(g) is attached to and made part of Amendment No. 5 by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”), and Movado Group, Inc. (“Licensee”), dated January 1, 2014.

Schedule 3.3(g)

Minimum Net Sales

Initial Term:

(a)	Licensee shall achieve Net Sales of Approved Licensed Merchandise in the U.S. of at least * in Contract Year 1 (2005).
(b)	Licensee shall achieve Net Sales of Approved Licensed Merchandise of at least * in Contract Year 2 (2006).
(c)

For Contract Year 3 (2007) through and including Contract Year 7 (2011), Licensee shall achieve Net Sales of Approved Licensed Merchandise of at least the greater of: (i)   *   of the Net Sales from the immediately preceding Contract Year, or (ii) the following base sales amount for such Contract Year:

Contract Year	Minimum Net Sales
3	*
4	*
5	*
6	*
7	*

Renewal Term:

(a)	Licensee shall achieve Net Sales of * in Contract Year 8 (2012).
(b)	Licensee shall achieve Net Sales of * in Contract Year 9 (2013).
(c)

For Contract Year 10 (2014) through and including Contract Year 13 (2017), Licensee shall achieve Net Sales of Approved Licensed Merchandise of at least the greater of: (i)   *   of the Net Sales from the immediately preceding Contract Year, or (ii) the following base sales amount for such Contract Year:

Contract Year	Minimum Net Sales
10	*
11	*
12	*
13	*

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PUSUANT TO RULE 24b-2 OF THE 1934 ACT.

This Schedule 7.2 is attached to and made part of Amendment No. 5 by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”), and Movado Group, Inc. (“Licensee”), dated January 1, 2014.

Schedule 7.2

National Advertising, Marketing and Cooperative Advertising

Initial Term

(a)	Contract Year 1: * .
(b)	Contract Year 2 (2006) through and including Contract Year 7 (2011): the greater of (i) * of Net Sales of Licensed Merchandise in the current Contract Year, or (ii) * .

Renewal Term

(a)	Contract Year 8 (2012): the greater of (i) * of Net Sales of Licensed Merchandise in Contract Year 8, minus * or (ii) *
(b)

Contract Year 9 (2013) through and including Contract Year 13 (2017): the greater of (i)   *  of Net Sales of Licensed Merchandise in the current Contract Year, or (ii)  *  . Without limiting the foregoing, Licensee shall expend no less than   *   of actual Net Sales of Licensed Merchandise made to Licensor on co-op marketing efforts with Licensee’s retail operations for expenditures related to the promotion of the Licensed Mark in the following manners/mediums (and any other manner/medium Licensor may hereafter pre-approve in writing): national advertising (in addition to the Image Fund), co-op advertising, digital medias, display materials and shop-in-shops, samples for merchandising, promotions and incentives. For purposes of this Agreement, any amounts spent by Licensee on co-op advertising (e.g., point of sale fixturing, imagery, etc.) over and above the required National Advertising, Marketing and Cooperative Advertising spend required hereunder shall be defined as the “Co-Op Spend.”

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PUSUANT TO RULE 24b-2 OF THE 1934 ACT.

This Schedule 7.3 is attached to and made part of Amendment No. 5 by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”), and Movado Group, Inc. (“Licensee”), dated January 1, 2014.

Schedule 7.3

Image Fund Payment

Initial Term

(a)	Contract Year 1 (2005): * .
(b)	Contract Year 2 (2006): * .
(c)

Contract Year 3 (2007) through and including Contract Year 7 (2011): the greater of: (i)   *  , or (ii) (A) for any Net Sales from the immediately preceding Contract Year that are less than or equal to   *  :   *   of such Net Sales; and (B) for any Net Sales from the immediately preceding Contract Year that are in excess of   *   of such Net Sales in excess of   *  . For example, if Licensee’s Net Sales in a given Contract Year are Twenty-eight Million Dollars ($28,000,000), Licensee’s Image Fund Payment would be   *   plus   *  , for a total Image Fund Payment of   *  .

Renewal Term

(a)

Contract Year 8 (2012) & Contract Year 9 (2013): the greater of: (i)   *  , or (ii) (A) for any Net Sales from the immediately preceding Contract Year that are less than or equal to   *   of such Net Sales; and (B) for any Net Sales from the immediately preceding Contract Year that are in excess of   *   of such Net Sales in excess of   *  . For example, if Licensee’s Net Sales in a given Contract Year are Twenty-eight Million Dollars ($28,000,000), Licensee’s Image Fund Payment would be *   plus   *  , for a total Image Fund Payment of   *  .

(b)	Contract Year 10 (2014): the greater of (i) * , or (ii) * of Net Sales from the current Contract Year.
(c)

Contract Year 11 (2015) through and including Contract Year 13 (2017): all of the following amounts: (i)   *  ; and (ii)   *   of Net Sales from the current Contract Year that are in excess of   *   but less than or equal to   *   (half of such amount to be defined herein as the “IFP Account”); and (iii)   *   of Net Sales from the current Contract Year that are in excess of   *  .

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PUSUANT TO RULE 24b-2 OF THE 1934 ACT.

This Schedule 8.2 is attached to and made part of Amendment No. 5 by and between ABG Juicy Couture, LLC, as successor in interest to L.C. Licensing, Inc. (“Licensor”), and Movado Group, Inc. (“Licensee”), dated January 1, 2014.

Schedule 8.2

Guaranteed Minimum Royalties (GMR)

Initial Term

(a)	Contract Year 1 (2005): * .
(b)	Contract Year 2 (2006): * . For Contract Year 2 only, Sales Royalties in excess of the GMR will only be payable on sales that generate Sales Royalty revenue in excess of * .
(c)

Contract Year 3 (2007) through and including Contract Year 7 (2011): the greater of (i)   *   of the actual Sales Royalty payable from the immediately preceding Contract Year, or (ii) the following base sales amount for such Contract Year:

Contract Year	GMR
3	*
4	*
5	*
6	*
7	*

Renewal Term

(a)	Contract Year 8 (2012): *.
(b)	Contract Year 9 (2013): *.
(d)

Contract Year 10 (2014) through and including Contract Year 13 (2017): the greater of (i)   *   of the actual Sales Royalty payable from the immediately preceding Contract Year, or (ii) the following base sales amount for such Contract Year:

Contract Year	GMR
10	*
11	*
12	*
13	*

Commencing on January 1, 2006 and throughout the remainder of the Term, the Guaranteed Minimum Royalty for each Contract Year shall be paid in advance in four (4) equal, quarterly installments, on the first (1st) day of each Calendar Quarter.

*CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PUSUANT TO RULE 24b-2 OF THE 1934 ACT.